UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 8, 2010 (March 4, 2010)

Glimcher Realty Trust
(Exact name of Registrant as specified in its Charter)

Maryland	001-12482	31-1390518
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

180 East Broad Street, Columbus, Ohio	43215
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (614) 621-9000

N/A
(Former name or former address, if changed since last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 4, 2010 (the “Effective Date”), Glimcher Properties Limited Partnership (“GPLP”), an affiliate of Glimcher Realty Trust (the “Registrant”), executed a Comprehensive Amendment to Amended and Restated Credit Agreement, dated as of the Effective Date (the “Agreement”), with KeyBank National Association (“KeyBank”), as administrative agent, KeyBank Capital Markets, as joint lead arranger, Eurohypo AG, New York Branch (“Eurohypo”) and Wachovia Bank, National Association, as co-syndication agents, RBS Citizens, N.A. (d/b/a Charter One) (“RBS”) and Bank of America, N.A., as co-documentation agents, and Banc of America Securities LLC, as joint lead arranger, and Aareal Capital Corporation, Huntington National Bank (“Huntington”), PNC Bank, National Association (“PNC”), U.S. Bank National Association (“U.S. Bank”), and MidFirst Bank as additional signatories to the Agreement (KeyBank and each other listed bank, collectively, the “Lenders”).

The Agreement amends GPLP’s Amended and Restated Credit Agreement, dated as of December 14, 2006 (the “Prior Facility”), and converts it to a partially secured revolving credit facility (the “Modified Facility”) with a total borrowing availability reduced from $470 million to $370 million and an initial maturity date of December 14, 2010 (“Maturity Date”).  The material provisions of the Prior Facility that are amended by the Agreement are described below.

Scheduled Reductions of the Modified Facility’s Aggregate Borrowing Availability & Extensions of the Maturity Date

The Agreement provides for a conditional reduction of the borrowing availability under the Modified Facility and three scheduled reductions. The conditional reduction shall permanently reduce the Modified Facility’s aggregate borrowing availability from $370 million to $320 million, if GPLP’s affiliate completes its proposed joint venture with an affiliate of The Blackstone Group® (previously disclosed in a Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on November 5, 2009) (the “Blackstone Joint Venture”).  In addition to the scheduled reductions, the Agreement also contains two one-year options to extend the Maturity Date.  Borrowing availability will be reduced as scheduled under the Agreement as a condition to exercising each option to extend the Maturity Date.

The first scheduled reduction permanently reduces the Modified Facility’s aggregate borrowing availability to $300 million and shall occur on or before December 14, 2010, provided GPLP exercises its option to extend the Maturity Date from December 14, 2010 to December 13, 2011. Provided GPLP has extended the Maturity Date to December 13, 2011, a second scheduled reduction from $300 million to $275 million shall occur on June 30, 2011. A third scheduled reduction of the Modified Facility’s borrowing availability from $275 million to $250 million shall occur on or before December 14, 2011, provided GPLP has exercised its option to extend the Maturity Date from December 13, 2011 to December 13, 2012.  In connection with the third scheduled reduction, the Modified Facility’s aggregate borrowing availability may be further reduced to an amount necessary to support certain collateral coverage requirements under the Agreement.   With respect to each option to extend the Maturity Date, GPLP must provide proper notice to KeyBank and pay the applicable extension fee of 0.15% of the Modified Facility’s then-current aggregate borrowing availability as of the first day of the first extension of the Maturity Date and 0.40% of the Modified Facility’s then-current aggregate borrowing availability as of the first day of the second extension of the Maturity Date. With each reduction of the Modified Facility’s aggregate borrowing availability, the amount of each participating Lender’s loan commitment shall also be proportionately reduced.  As of the Effective Date, the amount of borrowings outstanding on the Modified Facility was approximately $292 million.

Interest Rate & Repayment

Under the Agreement, the interest rate for the Modified Facility shall be LIBOR plus 4.0% with a LIBOR floor of 1.5%.  The Agreement requires mandatory payments as may be necessary to cause the Modified Facility’s outstanding balance to be equal to or less than the reduced availability resulting from the scheduled reductions discussed above.  GPLP shall also fund additional payments of the Modified Facility’s outstanding balance, and further reductions of the Modified Facility’s aggregate borrowing availability under certain circumstances, with the net proceeds generated from:  A) the sale, financing, or refinancing of certain assets of GPLP or its affiliates, B) operating cash flow, or C) any capital events.  Additionally, the Agreement limits dividends on the Registrant’s common shares of beneficial interest, par value $0.01, to the greater of $0.40 per common share annually or to the amount required to maintain the Registrant’s status as a real estate investment trust.

Collateral Securing the Modified Facility

At the Effective Date, the obligations of GPLP under the Agreement shall be initially secured by perfected first mortgage liens held by KeyBank for the benefit of the other Lenders with respect to two of the Company’s mall properties, two of the Company’s community center properties, and certain other assets.

Financial Covenants

The Agreement also modifies several of the key covenants of the Prior Facility including reducing the minimum fixed charge and minimum tangible net worth covenants and increasing the maximum recourse and maximum leverage covenants.  The minimum fixed charge ratio covenant is modified from 1.50:1.0 to 1.35:1.0 with a further reduction to 1.30:1.0 if the Company permanently reduces the Modified Facility’s aggregate borrowing availability to $350 million or less and either completes $150 million in asset sales or completes the Blackstone Joint Venture.  The minimum tangible net worth covenant is modified from $1.0 billion to $675 million.  The maximum recourse debt limitation is modified from 20% of GPLP’s total asset value (“TAV”) to 27.5% of GPLP’s TAV.  The maximum corporate debt covenant is modified from 65% to 70% with a reduction to 67.5% as of December 31, 2010.  For purposes of calculating TAV, the property capitalization rate has been increased to 8.5% with an additional increase to 9.0% as of December 14, 2011.

Use of Proceeds Parameters

      Under the Agreement, GPLP shall use proceeds from the Modified Facility solely to: A) finance retail redevelopment projects provided the annual aggregate expenditures for such projects does not exceed $15 million, B) complete the development of Scottsdale Quarter, an open air lifestyle center located in Scottsdale, AZ, and such other developments as may be approved by a majority of the participating Lenders, C) fund tenant improvements and allowances, D) fund repayment of certain secured indebtedness under certain circumstances, E) fund certain operating expenses, and F) fund equity needed for acquiring substantially completed income producing retail properties, provided the aggregate amount used for such acquisitions does not exceed $50 million and the Modified Facility’s aggregate borrowing availability is $200 million or less at the time of the acquisition.

Guaranties for the Modified Facility

The Guaranty, dated December 14, 2006, by the Registrant and its affiliate, Glimcher Properties Corporation, guaranteeing GPLP’s performance and repayment under the Prior Facility remains in full force and effect with respect to the GPLP’s performance and repayment obligations under the Modified Facility.  A copy of the Guaranty was filed with the SEC as an exhibit to the Registrant’s Form 10-K for the period ended December 31, 2006 and is incorporated herein by reference.  Additionally, the Agreement requires certain subsidiaries of the Company, including certain subsequently acquired or formed GPLP subsidiaries which are not excluded by the terms of the Agreement, to execute guaranty agreements guaranteeing GPLP’s performance and repayment under the Modified Facility.

The Agreement contains customary provisions for facilities of this nature with respect to events of default including, but not limited to, an event of a default by GPLP and certain of its affiliates on any other recourse indebtedness in excess of $15 million or non-recourse indebtedness in excess of $100 million.  In the event of bankruptcy or another event of default that remains uncured, the Lenders may accelerate repayment of all outstanding amounts owed and terminate the Modified Facility. In connection with executing the Agreement and modifying the Prior Facility, GPLP paid approximately $10 million in closing, arrangement, and amendment fees in accordance with the Agreement.

KeyBank, Eurohypo, RBS, Huntington, PNC, and U.S. Bank have each provided mortgage loans with respect to certain other properties owned by affiliates of GPLP and the Registrant. A copy of the press release announcing the execution of the Agreement is attached hereto as Exhibit 99.1.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As discussed in Item 1.01 above, GPLP, an affiliate of the Registrant, executed the Agreement.  The information regarding the Agreement and Modified Facility set forth under Item 1.01 is hereby incorporated herein by reference.

Forward Looking Statements

This Current Report on Form 8-K and attached press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy.  Future events and actual results, financial and otherwise, may differ from the results discussed in the forward-looking statements.  Risks and other factors that might cause differences, some of which could be material, include, but are not limited to, economic and market conditions, tenant bankruptcies, bankruptcies of joint venture (“JV”) partners, rejection of leases by tenants in bankruptcy, financing and development risks, construction and lease-up delays, cost overruns, the level and volatility of interest rates, the rate of revenue increases versus expense increases, the financial stability of tenants within the retail industry, impact of competition, impact of future acquisitions and divestitures, the failure of the Registrant to make additional investments in regional mall properties and redevelopment of properties, the failure to acquire properties as and when anticipated, the failure to fully recover tenant obligations for common area maintenance (“CAM”), taxes and other property expenses, material changes in our dividend rates on our securities or the ability to pay our divided on our common shares or other securities, failure of the Registrant to qualify as real estate investment trust, the impact of changes in tax legislation and, generally our tax position, termination of existing JV arrangements, conflicts of interest with our existing JV partners, the failure to sell mall and community centers and the failure to sell such properties when anticipated (including the failure to complete the Blackstone Joint Venture), our failure to comply or remain compliant with the covenants in our debt instruments, including, but not limited to, the covenants under our corporate credit facility, bankruptcies of and other failures to perform by lending institutions within our construction loans and corporate credit facility, the failure to achieve estimated sales prices and proceeds from the sale of malls, the failure to achieve earnings/funds from operations targets or estimates, increases in impairment charges, additional impairment charges, as well as other risks listed from time to time in the Registrant’s reports filed with the SEC or otherwise publicly disseminated by the Registrant.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release of Glimcher Realty Trust, dated March 8, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Glimcher Realty Trust
(Registrant)

Date: March 8, 2010	/s/ Kim A. Rieck Kim A. Rieck Senior Vice President, General Counsel & Secretary

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